Exhibit 99

Convergys News Release

Convergys Reports Fourth Quarter Results

(Cincinnati; February 2, 2011) — Convergys Corporation (NYSE: CVG), a global leader in relationship management, today announced its financial results for the fourth quarter of 2010, including sequential improvement in revenue in both Customer Management and Information Management, and year-over-year and sequential improvement in adjusted EBITDA and adjusted earnings. Fourth-quarter 2010 operating results include charges of $207 million primarily related to non-cash impairment of the Relationship Technology Management reporting unit within the Customer Management segment.

Fourth Quarter Summary

•	Revenue from continuing operations of $573 million;

•	Adjusted EBITDA from continuing operations of $81 million;

•	Non-GAAP EPS from continuing operations of $0.31; GAAP EPS loss from continuing operations of $1.20.

•	Free cash flow of $17 million.

“During 2010, we made solid progress simplifying the business and improving operating performance in both Customer Management and Information Management,” said Jeff Fox, president and CEO of Convergys. “As the charges in the quarter indicate, we took additional actions to streamline operations. As we enter 2011, our focus is on growing revenue and earnings while investing in the capabilities that our clients value. We expect to report higher revenue, EBITDA, and earnings in 2011 versus 2010.”

Impairment and Other Charges – As discussed in the third-quarter 2010 Form 10-Q, during the fourth quarter of 2010 the company assessed business plans and evaluated intangible assets related to the Relationship Technology Management reporting unit within the Customer Management segment. Subsequent analysis determined that the estimated fair value of the Relationship Technology Management reporting unit, which is principally related to an acquisition that was completed in the second half of 2008, was less than its carrying value. Consequently, fourth-quarter 2010 results include net $179 million non-cash charges related to the Relationship Technology Management reporting unit within the Customer Management segment of: $166 million goodwill impairment and $15 million facilities impairment, reported in operating income; and $2 million benefit for reduction of a previously established reserve, reported in other income. Fourth-quarter 2010 operating results also include $19 million severance and facilities restructuring costs to further streamline the business and a $6 million non-cash pension settlement.

Reconciliation tables of GAAP to non-GAAP and adjusted EBITDA and adjusted free cash flow results are attached.

Revenue – Fourth-quarter 2010 revenue from continuing operations was $573 million, compared with $596 million in the same period last year.

Operating Income (Loss) – Fourth-quarter 2010 GAAP operating loss from continuing operations was $159 million, including $207 million impairment and other charges described above, compared with a loss of $6 million, including $45 million restructuring, HR Management-related, and asset impairment charges in the same period last year. On a non-GAAP basis, fourth-quarter 2010 operating income from continuing operations was $47 million, compared with $39 million in the same period last year.

Adjusted EBITDA – Adjusted EBITDA in the fourth quarter of 2010 was $81 million, compared with $71 million in the same period last year. This includes earnings from continuing operations before interest, taxes, depreciation, and amortization, and excludes the impairment and other charges described above, and restructuring and HR Management-related costs for the prior year.

Income (Loss) – Fourth-quarter 2010 GAAP loss from continuing operations was $147 million, or $1.20 per diluted share, including the impairment and other charges described above, compared with a loss of $3 million, or $0.02 per diluted share, in the same period last year. On a non-GAAP basis, fourth-quarter 2010 adjusted income from continuing operations was $39 million, or $0.31 per diluted share, compared with adjusted income of $27 million, or $0.22 per diluted share, in the same period last year.

Free Cash Flow – Fourth-quarter 2010 free cash flow was $17 million, compared with free cash flow of $68 million in the same period last year.

Net Debt – Net debt was $24 million at the end of the fourth quarter of 2010, compared with $37 million at September 30, 2010, and $138 million at the end of the fourth quarter of last year.

Fourth quarter Segment Performance

Customer Management – Fourth-quarter 2010 Customer Management revenue was $467 million, compared with $484 million in the same period last year. Fourth-quarter 2010 Customer Management operating loss was $152 million, including the Relationship Technology Management-related non-cash $181 million impairment charges and $7 million restructuring charges, compared with operating income of $23 million, including $4 million restructuring charges, in the same period last year. On a non-GAAP basis, fourth-quarter 2010 Customer Management operating income was $37 million and operating margin was 7.9 percent, compared with operating income of $28 million and operating margin of 5.7 percent in the same period last year.

Information Management – Fourth-quarter 2010 Information Management revenue was $98 million, compared with $112 million in the same period last year. Fourth-quarter 2010 Information Management operating income was $6 million, including $8 million restructuring charges, compared with operating loss of $11 million, including $28 million restructuring and impairment charges, in the same period last year. On a non-GAAP basis, fourth-quarter 2010 Information Management operating income was $14 million and operating margin was 13.9 percent, compared with operating income of $17 million and operating margin of 15.1 percent in the same period last year.

Corporate and Other – Fourth-quarter 2010 Corporate and Other operating results includes $9 million of revenue related to transition services provided after the sale of the HR Management business. Corporate and Other operating loss of $13 million in the fourth quarter of 2010 primarily reflects pension settlement, restructuring, and long-term incentive compensation costs.

2011 Business Outlook

Convergys expectations for the full year 2011 include:

•	Customer Management revenue to exceed $1,840 million;

•	Information Management revenue to exceed $340 million;

•	EPS of $1.00 to $1.15;

•	EBITDA of $295 million to $325 million;

•	Free cash flow to exceed net income.

Compared to historical performance, Convergys expects gradual year-over-year improvement in its quarterly performance.

Forward-Looking Statements Disclosure and “Safe Harbor” Note:

This news release contains forward-looking statements that reflect Convergys’ expectations as of February 2, 2011. Actual results of Convergys could differ materially from those discussed herein. For us, particular uncertainties that could adversely or positively affect our future results include: the behavior of financial markets including fluctuations in interest or exchange rates; continued volatility and further deterioration of the capital markets; the impact of regulation and regulatory, investigative, and legal actions; strategic actions, including acquisitions and dispositions; future integration of acquired businesses; future financial performance of major industries which we serve; the loss of a significant client or significant business from a client; difficulties in completing a contract or implementing its provisions; and numerous other matters of national, regional, and global scale including those of the political, economic, business, and competitive nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. Please refer to Convergys’ most recent news releases and filings with the SEC for additional information including risk factors. We do not undertake to update our forward-looking statements as a result of new information or future events or developments.

Non-GAAP Financial Measures:

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

Management uses free cash flow and adjusted free cash flow to assess the financial performance of the company. Convergys’ management believes that free cash flow and adjusted free cash flow is useful to investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations, such as investment in the company’s existing businesses. Further, free cash flow facilitates management’s ability to strengthen the company’s balance sheet, to repurchase the company’s stock, and to repay the company’s debt obligations. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above.

Management uses operating income, income from continuing operations, net of tax, net income and earnings per share data excluding the HR Management related impacts, litigation reserve reduction, CEO transition costs and restructuring charges to assess the current operational performance of the business for the year and to have a basis to compare results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business. Limitations associated with the use of the non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using both the non-GAAP measures, operating income, income from continuing operations, net of tax, net income and diluted earnings per share excluding the charges and credits, and the GAAP measure operating income, income from continuing operations, net of tax, net income and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation:

Convergys will hold its Fourth Quarter Financial Results webcast presentation at 10:00 A.M., Eastern Standard Time, Wednesday, February 2. It will feature President and CEO Jeff Fox and CFO Earl Shanks. The webcast presentation will take place live and will then be available for replay at this link - http://tinyurl.com/4cbwdbd The replay will be available through March 2.

About Convergys

Convergys Corporation (NYSE: CVG) is a global leader in relationship management. We provide solutions that drive more value from the relationships our clients have with their customers. Convergys turns these everyday interactions into a source of profit and strategic advantage for our clients.

For more than 30 years, our unique combination of domain expertise, operational excellence, and innovative technologies has delivered process improvement and actionable business insight to marquee clients all over the world.

Convergys has approximately 70,000 employees in 68 customer contact centers and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia, and our global headquarters in Cincinnati, Ohio. For more information, visit www.convergys.com

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

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Contacts:

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

John Pratt, Public/Media Relations

+1 513 723 3333 or john.pratt@convergys.com

Convergys Corporation

Consolidated Statements of Operations

(Unaudited)

	For the Three Months			For the Twelve Months
	Ended Dec. 31,		%	Ended Dec. 31,		%
(In millions except per share amounts)	2010	2009	Change	2010	2009	Change

Revenues	$573.2	$596.0	(4)	$2,203.4	$2,421.0	(9)

Costs and Expenses:
Cost of Providing Services and Products Sold	358.4	360.9	(1)	1,340.9	1,461.6	(8)
Selling, General and Administrative	135.5	158.7	(15)	575.7	616.4	(7)
Research and Development Costs	13.9	16.0	(13)	56.2	74.2	(24)
Depreciation	21.9	26.5	(17)	97.3	110.3	(12)
Amortization	2.5	2.4	4	10.1	10.9	(7)
Restructuring Charges	19.1	34.2	(44)	36.7	43.3	(15)
Asset Impairment	181.1	3.1	NM	181.1	3.1	NM

Total Costs and Expenses	732.4	601.8	22	2,298.0	2,319.8	(1)

Operating (Loss) Income	(159.2)	(5.8)	NM	(94.6)	101.2	NM

Equity in Earnings of Cellular Partnerships	10.3	9.3	11	47.2	41.0	15
Other Income (Expense), net	1.0	(6.3)	NM	8.9	(17.2)	NM
Interest Expense	(4.3)	(7.8)	(45)	(19.5)	(28.9)	(33)

Income (Loss) Before Income Taxes and Discontinued Operations	(152.2)	(10.6)	NM	(58.0)	96.1	NM

Income Tax (Benefit) Expense	(5.7)	(7.4)	(23)	16.7	11.6	44

(Loss) Income from Continuing Operations, net of tax	(146.5)	(3.2)	NM	(74.7)	84.5	NM
Income (Loss) from Discontinued Operations (net of tax expense (benefit) of $0.2 and $(29.4), respectively, for the three months ended December 31, 2010 and 2009 and $39.0 and $(51.9), respectively, for the twelve months ended December 31, 2010 and 2009)	1.8	44.8	(96)	21.5	(161.8)	NM

Net (Loss) Income	$(144.7)	$41.6	NM	$(53.2)	$(77.3)	(31)

Basic Earnings (Loss) Per Common Share
Continuing Operations	$(1.20)	$(0.02)	NM	$(0.61)	$0.69	NM
Discontinued Operations	$0.01	$0.36	(99)	$0.18	$(1.32)	NM

Basic Earnings (Loss) Per Common Share	$(1.19)	$0.34	NM	$(0.43)	$(0.63)	(31)

Diluted Earnings (Loss) Per Common Share
Continuing Operations	$(1.20)	$(0.02)	NM	$(0.61)	$0.68	NM
Discontinued Operations	$0.01	$0.36	(99)	$0.18	$(1.30)	NM

Diluted Earnings (Loss) Per Common Share	$(1.19)	$0.34	NM	$(0.43)	$(0.62)	(30)

Weighted Average Common Shares Outstanding
Basic	121.9	123.1		123.1	122.8
Diluted	121.9	123.1		123.1	124.9

Market Price Per Share
High	$13.50	$11.97		$13.78	$11.97
Low	$10.53	$9.35		$9.50	$5.49
Close	$13.17	$10.75		$13.17	$10.75

Convergys Corporation

Consolidated Balance Sheets

(Unaudited)

(In millions)	Dec. 31, 2010	Dec. 31, 2009

Assets

Cash and Cash Equivalents	$186.1	$331.7
Receivables - Net	371.6	384.3
Other Current Assets	127.5	200.5
Current Assets - Held for Sale	0.0	41.4
Property and Equipment - Net	347.6	350.5
Other Assets	1,091.2	1,194.0
Other Assets - Held for Sale	11.8	111.2

Total Assets	$2,135.8	$2,613.6

Liabilities and Shareholders’ Equity

Debt Maturing in One Year	$91.0	$405.2
Other Current Liabilities	391.0	435.4
Current Liabilities - Held for Sale	0.0	48.5
Other Liabilities	350.4	367.8
Long-Term Debt	119.3	64.4
Other Liabilities - Held for Sale	0.0	85.9
Common Shareholders’ Equity	1,184.1	1,206.4

Total Liabilities and Shareholders’ Equity	$2,135.8	$2,613.6

Convergys Corporation

Summarized Statement of Cash Flow

(Unaudited)

	For the Three Months Ended Dec. 31,				For the Twelve Months Ended Dec. 31,
(In millions)	2010		2009		2010	2009

Net cash provided by operating activities	$34.3		$83.4		$194.2	$304.7

Net cash provided by (used in) investing activities	(21.7	) (a)	(15.1	) (a)	0.7 (b)	(78.0	) (b)

Net cash provided by (used in) financing activities	18.8		(72.9)		(340.5)	(135.0)

Net increase (decrease) in cash	$31.4		$(4.6)		$(145.6)	$91.7

(a)	Includes $17.5 and $15.1 of capital expenditures, net of proceeds for disposals, for the three months ended December 31, 2010 and 2009, respectively.
(b)	Includes $66.3 and $74.9 of capital expenditures, net of proceeds for disposals, for the twelve months ended December 31, 2010 and 2009, respectively.

Convergys Corporation

Segment Revenues and Operating Income (Loss)

(Unaudited)

(In millions)	For the Three Months Ended Dec. 31,		%	For the Twelve Months Ended Dec. 31,		%
	2010	2009	Change	2010	2009	Change
Revenues:
Customer Management	$466.7	$483.6	(3)	$1,839.3	$1,986.7	(7)
Information Management	97.8	112.4	(13)	340.1	434.3	(22)
Corporate	8.7	0.0	NM	24.0	0.0	NM

Revenue from Continuing Operations	$573.2	$596.0	(4)	$2,203.4	$2,421.0	(9)

Operating (Loss) Income:
Customer Management	$(151.6)	$23.2	NM	$(78.5)	$133.9	NM
Information Management	5.6	(10.9)	NM	33.2	21.9	52
Corporate and Other
HR Management related costs not qualifying as discontinued operations	—	(7.9)	NM	(9.1)	(32.1)	(72)
CEO transition costs	—	—	NM	(7.6)	—	NM
Pension settlement charges	(6.4)	—	NM	(6.4)	—	NM
Restructuring and related charges	(3.8)	—	NM	(10.3)	—	NM
Other, net	(3.0)	(10.2)	(71)	(15.9)	(22.5)	(29)

	(13.2)	(18.1)	(27)	(49.3)	(54.6)	(10)

Operating (Loss) Income from Continuing Operations	$(159.2)	$(5.8)	NM	$(94.6)	$101.2	NM

Convergys Corporation

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	For the Three Months Ended Dec. 31,		For the Twelve Months Ended Dec. 31,
	2010	2009	2010	2009

Operating (loss) income as reported under U.S. GAAP	$(159.2)	$(5.8)	$(94.6)	$101.2

Restructuring (a)	19.1	34.2	36.7	43.3
Pension plan settlement charges (b)	6.4	—	6.4	—
CEO transition costs (c)	—	—	7.6	—
Asset Impairment (d)	181.1	3.1	181.1	3.1
HR Management costs not qualifying as Discontinued Operations (e)	—	7.9	9.1	32.1

Total charges	206.6	45.2	240.9	78.5

Adjusted operating income (a non-GAAP measure)	$47.4	$39.4	$146.3	$179.7

Income tax expense (benefit) as reported under U.S. GAAP	$(5.7)	$(7.4)	$16.7	$11.6

Tax impact of operating charges above and non-operating reserve reduction of $2 and $15 for the three and twelve months ended December 31, 2010, respectively	19.4	15.2	26.1	26.9

Adjusted Income tax expense (a non-GAAP measure)	$13.7	$7.8	$42.8	$38.5

Income (loss) from continuing operations, net of tax, as reported under U.S. GAAP	$(146.5)	$(3.2)	$(74.7)	$84.5

Total operating charges from above, net of tax	186.6	30.0	209.2	51.6
Non-operating reserve reduction of $2 and $15, net of tax, for the three and twelve months ended December 31, 2010, respectively (f)	(1.2)	—	(9.3)	—

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$38.9	$26.8	$125.1	$136.1

Diluted EPS from continuing operations as reported under U.S. GAAP	$(1.20)	$(0.02)	$(0.61)	$0.68

Impact of net charges included in continuing operations, net of tax (g)	1.51	0.24	1.61	0.41

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.31	$0.22	$1.00	$1.09

(a)	Year-to-date 2010 results include $36.7 of restructuring charges to streamline operations across the businesses and shift capacity to reflect future expected revenue growth. Fourth quarter 2010 results include $19.1 of restructuring charges, including $11.6 of severance related charges and $7.5 of facility related charges. Year-to-date 2009 results included $43.3 of restructuring charges, including $34.2 in the fourth quarter of 2009.
(b)	During the fourth quarter of 2010, the Company recorded a pension plan settlement charge of $6.8 and SERP curtailment benefit of $0.4, largely due to elevated payouts and changes to the composition of the underlying benefit recipient group as the result of ongoing efforts to further streamline the business.
(c)	On February 10, 2010, the Company announced the termination of David F. Dougherty’s role as President and Chief Executive Officer of the Company and the appointment of Jeffrey H. Fox to these roles. The Company recognized expense of $6.2 during the quarter ended March 31, 2010 and $1.4 during the quarter ended September 30, 2010 related to this transition.
(d)	As part of the annual goodwill impairment test of goodwill, the Company recorded an impairment charge of $166.5 for the goodwill of the Relationship Technology Management reporting unit. In addition, as the result of a decision to monetize certain assets of the Relationship Technology Management reporting unit, these assets were reclassified to Held for Sale and the Company recorded an impairment charge of $14.6 to reduce the carrying value to estimated fair value.
(e)	In March 2010, the Company signed a definitive agreement to sell the HR Management business. The sale was substantially completed in June 2010. Although the results of operations met the criteria for presentation as discontinued operations and therefore are presented on this basis for all periods presented, certain costs previously allocated to the HR Management segment do not qualify for discontinued operations accounting treatment and are required to be reported as costs within continuing operations. The Company classified $7.9 of these costs which previously would have been presented within the HR Management segment within continuing operations for the three months ended December 31, 2009, and $9.1 and $32.1 for the years ended December 31, 2010 and 2009, respectively.
(f)	In the first quarter of 2010, a reduction in a previously established non-operating reserve resulted in a positive impact to earnings of $13.0. The Company reduced an additional non-operating accrual in the fourth quarter of 2010 with a positive impact to earnings of $1.9.
(g)	Net charges on a per share basis includes an adjustment to Diluted EPS utilizing diluted shares outstanding of 124.2 and 125.5 for the three and twelve months ended December 31, 2010, respectively. Given that the Company recorded a loss from continuing operations under U.S. GAAP, shares outstanding utilized to calculate Diluted EPS from continuing operations are equivalent to basic shares outstanding. Shares outstanding utilized to calculate Adjusted diluted EPS from continuing operations reflect the number of diluted shares the Company would have reported if reporting net income from continuing operations under U.S. GAAP.

The Company uses operating income, income from continuing operations, net of tax and earnings per share data excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. Adjustments for these charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond those described above.

CONVERGYS CORPORATION

Reconciliation of Income from Continuing Operations, net of tax, to Adjusted EBITDA

(Unaudited)

	For the Three Months Ended Dec. 31,		For the Twelve Months Ended Dec. 31,
(In millions)	2010	2009	2010	2009

(Loss) Income from Continuing Operations, net of tax	$(146.5)	$(3.2)	$(74.7)	$84.5

Depreciation and Amortization (including asset impairments)	205.5	32.0	288.5	124.3
Interest expense	4.3	7.8	19.5	28.9
Income tax expense (benefit)	(5.7)	(7.4)	16.7	11.6

EBITDA	57.6	29.2	250.0	249.3

Restructuring	19.1	34.2	36.7	43.3
Pension plan settlement charges	6.4	—	6.4	—
CEO transition costs	—	—	7.6	—
HR Management related costs not qualifying as Discontinued Operations	—	7.9	9.1	32.1
Non-operating reserve reduction	(1.9)	—	(14.9)	—

Adjusted EBITDA (a non-GAAP measure)	$81.2	$71.3	$294.9	$324.7

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believe the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses both the non-GAAP measures, EBITDA and Adjusted EBITDA, and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months Ended Dec. 31,		For the Twelve Months Ended Dec. 31,
(In millions)	2010	2009	2010	2009

Net cash provided by operating activities	$34.3	$83.4	$194.2	$304.7

Capital expenditures, net	(17.5)	(15.1)	(66.3)	(74.9)

Free cash flow (a non-GAAP measure)	$16.8	$68.3	$127.9	$229.8

Payments made to settle obligations of HR Management in connection with and upon completion of the sale of the business	—	—	28.2	—
Payments made related to CEO transition	—	—	8.0	—

Adjusted free cash flow (a non-GAAP measure)	$16.8	$68.3	$164.1	$229.8

Management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys’ Management believes that adjusted free cash flow is useful to investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow facilitate Management’s ability to strengthen the Company’s balance sheet, to repay the Company’s debt obligations and to repurchase the Company’s common shares. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. There are no material purposes for which we use these non-GAAP measures beyond the purposes described above. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Convergys Corporation

Customer Management

Operating Segment Data and Reconciliation of GAAP Operating Income to non-GAAP Operating Income

In Millions

(Unaudited)

	For the Three Months Ended Dec. 31,		%	For the Twelve Months Ended Dec. 31,		%
	2010	2009	Change	2010	2009	Change

Revenues:
Communications	$270.2	$284.8	(5)	$1,053.8	$1,176.0	(10)
Technology	37.7	36.9	2	147.5	153.9	(4)
Financial Services	59.9	64.5	(7)	241.5	288.1	(16)
Other	98.9	97.4	2	396.5	368.7	8

Total Customer Management Revenues	466.7	483.6	(3)	1,839.3	1,986.7	(7)

Costs and Expenses:
Cost of Providing Services and Products Sold	297.9	305.6	(3)	1,142.1	1,240.7	(8)
Selling, General and Administrative	111.5	127.0	(12)	480.6	507.8	(5)
Research and Development Costs	3.6	5.3	(32)	18.0	22.2	(19)
Depreciation	14.9	16.4	(9)	65.7	66.9	(2)
Amortization	2.0	1.7	18	7.7	7.3	5
Restructuring Charges	7.3	4.4	66	22.6	7.9	NM
Asset Impairments	181.1	0.0	NM	181.1	0.0	NM

Total Costs and Expenses	618.3	460.4	34	1,917.8	1,852.8	4

Operating (Loss) Income as reported under U.S. GAAP	$(151.6)	$23.2	NM	$(78.5)	$133.9	NM

Asset impairments	181.1	0.0		181.1	0.0
Restructuring charges	7.3	4.4		22.6	7.9

Adjusted operating income (a non-GAAP measure)	$36.8	$27.6	33	$125.2	$141.8	(12)

Depreciation	14.9	16.4		65.7	66.9	(2)
Amortization	2.0	1.7		7.7	7.3	5

Adjusted EBITDA (a non-GAAP measure)	53.7	45.7	18	198.6	216.0	(8)

Operating Margin	NM	4.8%		NM	6.7%

Adjusted Operating Margin (a non-GAAP measure)	7.9%	5.7%		6.8%	7.1%

Adjusted EBITDA Margin (a non-GAAP measure)	11.5%	9.4%		10.8%	10.9%

Fourth quarter 2010 results include $7.3 of restructuring charges to align costs to future revenue growth, including $4.8 of severance charges and $2.5 of facility related charges. Year-to-date 2010 results include $22.6 of restructuring charges, including $13.3 of severance related charges and $9.3 of facility related charges. Fourth quarter 2009 results include $4.4 of restructuring charges to align costs to anticipated future revenue streams. The twelve months ended December 31, 2009 include restructuring charges of $7.9.

As part of the annual goodwill impairment test of goodwill, the Company recorded an impairment charge of $166.5 for the goodwill of the Relationship Technology Management reporting unit. In addition, as the result of a decision to monetize certain assets of the Relationship Technology Management reporting unit, these assets were reclassified to Held for Sale and the Company recorded an impairment charge of $14.6 to reduce the carrying value to estimated fair value.

The Company uses Customer Management operating income excluding the restructuring and asset impairment charges to assess the current operational performance of the business for the year and to have a basis to compare results to prior and future periods. The charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of the non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measure, operating income excluding the charges, and the GAAP measure, operating income, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond those described above.

The Company presents the non-GAAP financial measure Adjusted EBITDA because management uses this measure to monitor and evaluate the performance of the business and believe the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measure Adjusted EBITDA. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measure, Adjusted EBITDA, and the GAAP measure, operating income in evaluation of the segment’s underlying performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Convergys Corporation

Information Management

Operating Segment Data and Reconciliation of GAAP Operating Income to non-GAAP Operating Income

In Millions

(Unaudited)

	For the Three Months			For the Twelve Months
	Ended Dec. 31,		%	Ended Dec. 31,		%
	2010	2009	Change	2010	2009	Change

Revenues:
Data Processing	$15.2	$20.5	(26)	$63.9	$113.9	(44)
Professional and Consulting	41.3	41.7	(1)	131.5	159.0	(17)
License and Other	41.3	50.2	(18)	144.7	161.4	(10)

Total Information Management Revenues	97.8	112.4	(13)	340.1	434.3	(22)

Costs and Expenses:
Cost of Providing Services and Products Sold	52.9	55.3	(4)	178.5	220.8	(19)
Selling, General and Administrative	17.3	23.8	(27)	65.5	79.9	(18)
Research and Development Costs	10.3	10.7	(4)	38.1	52.0	(27)
Depreciation	3.2	4.9	(35)	14.3	22.6	(37)
Amortization	0.5	0.7	(29)	2.5	3.6	(31)
Restructuring Charges	8.0	24.8	(68)	8.0	30.4	(74)
Asset Impairments	0.0	3.1	NM	0.0	3.1	NM

Total Costs and Expenses	92.2	123.3	(25)	306.9	412.4	(26)

Operating Income (Loss) as reported under U.S. GAAP	$5.6	$(10.9)	NM	$33.2	$21.9	52

Asset impairments	0.0	3.1		0.0	3.1
Restructuring charges	8.0	24.8		8.0	30.4

Adjusted operating income (a non-GAAP measure)	$13.6	$17.0	(20)	$41.2	$55.4	(26)

Depreciation	3.2	4.9		14.3	22.6
Amortization	0.5	0.7		2.5	3.6

Adjusted EBITDA (a non-GAAP measure)	17.3	22.6	(23)	58.0	81.6	(29)

Operating Margin	5.7%	NM		9.8%	5.0%

Adjusted Operating Margin (a non-GAAP measure)	13.9%	15.1%		12.1%	12.8%

Adjusted EBITDA Margin (a non-GAAP measure)	17.7%	20.1%		17.1%	18.8%

Year-to-date and fourth quarter 2010 results include $8.0 of restructuring charges to align costs to anticipated future revenue streams. Restructuring charges included $3.0 of severance related charges and $5.0 of facility related charges. Fourth quarter 2009 includes restructuring charges of $24.8 and asset impairment charges of $3.1. The twelve months ended December 31, 2009 include restructuring charges of $30.4 and asset impairment charges of $3.1.

The Company uses Information Management operating income excluding the restructuring and asset impairment charges to assess the current operational performance of the business for the year and to have a basis to compare results to prior and future periods. The charges are relevant in evaluating the overall performance of the business. Limitations associated with the use of the non-GAAP measure include that this measure does not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measure, operating income excluding the charges, and the GAAP measure, operating income, in its evaluation of performance. There are no material purposes for which we use this non-GAAP measure beyond those described above.

The Company presents the non-GAAP financial measure Adjusted EBITDA because management uses this measure to monitor and evaluate the performance of the business and believe the presentation of these measures will enhance the investors' ability to analyze trends in the business and evaluate the Company's underlying performance relative to other companies in the industry.

On a segment basis, Operating Income is the most closely related GAAP measure to the non-GAAP measure Adjusted EBITDA. Adjusted EBITDA should not be considered in isolation or as a substitute for operating income or other income statement data prepared in accordance with GAAP and our presentation of Adjusted EBITDA may not be comparable to similarly-titled measures used by other companies. Management uses the non-GAAP measure, Adjusted EBITDA, and the GAAP measure, operating income in evaluation of the segment's underlying performance. There are no material purposes for which we use this non-GAAP measure beyond the purposes described above. This non-GAAP measure should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.